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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): MARCH 27, 2006

                                   LPATH, INC.
                 (Exact name of registrant specified in charter)

         NEVADA                       000-50344                16-1630142
(State of Incorporation)       (Commission File Number)       (IRS Employer
                                                            Identification No.)


                6335 FERRIS SQUARE, SUITE A, SAN DIEGO, CA 92121
               (Address of principal executive offices) (Zip Code)

                                 (858) 678-0800
                            Issuer's Telephone Number


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

1. On March 28, 2006, Lpath, Inc. (the "Company") closed a private equity financing round in the aggregate amount of $396,000 whereby investors purchased an aggregate of 208,423 Units (the "Private Placement"). Each Unit was priced at $1.90 and consisted of two shares of the Company's common stock and a warrant to purchase one share of common stock at $1.50 per share. The Units sold under the Private Placement were purchased by unaffiliated accredited investors (as defined in Rule 501 of Regulations D promulgated under the Securities Act of 1933, as amended), and thus subject to an exemption from registration under the applicable federal securities laws. Investors in the Private Placement have been granted certain registration rights with respect to the shares of common stock underlying the Units.

2. On March 27, 2006, following the approval of the Company's Compensation Committee and Board of Directors, the Company entered into the following agreements with its key officers and/or consultants as described below.

        (i) Scott R. Pancoast, Chief Executive Officer and President. Mr. Pancoast will be paid a base salary of $330,000 per annum, effective as of January 1, 2006. Mr. Pancoast may be granted bonuses and stock options at the discretion of the Board, upon review and recommendation by the Compensation Committee.

        (ii) Gary Atkinson, Vice President and Chief Financial Officer. Mr. Atkinson will be paid a base salary of $210,000 per annum, effective as of February 6, 2006. Mr. Atkinson may be granted bonuses and stock options at the discretion of the Board, upon review and recommendation by the Compensation Committee.

        (iii) William Garland, consultant, Vice President, Development. Professor Garland will be paid a base of $170,000.00 per annum, effective as of January 1, 2006. Services rendered by Professor Garland in excess of 36 hours (up to 44 hours) per week will be compensated at the rate of $100 per hour and any hours in excess of 44 hours per week will be paid at $150 per hour. Professor Garland was also granted stock options in connection with his Consulting Agreement.

        (iv) Roger Sabbadini, consultant, Vice President, Chief Scientific Officer. Professor Sabbadini will be paid a base fee of $9,670.00 per month. In addition, the Company will pay San Diego State University, where Professor Sabbadini is a faculty member, a fixed amount of $57,683.27 to enable Professor Sabbadini to devote more time to his activities with the Company. Professor Sabbadini may be granted bonuses and stock options at the discretion of the Board, upon review and recommendation by the Compensation Committee.

        Forms of the agreements entered by the Company with such persons are attached hereto under Exhibits 99.1 to 99.4, respectively.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

Exhibits

99.1 Form of Employment Agreement between Lpath, Inc. and Scott R. Pancoast dated as of January 1, 2006.

99.2 Form of Employment Agreement between Lpath, Inc. and Gary Atkinson dated as of February 6, 2006.

99.3 Form of Consultant Agreement between Lpath, Inc. and William Garland dated as of January 1, 2006.

99.4 Form of Consultant Agreement between Lpath, Inc. and Roger Sabbadini dated as of February 1, 2006.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       Lpath, Inc.


                                       By: /s/ Scott Pancoast
                                          --------------------------------------
                                       Name: Scott Pancoast
                                       Title: President and Chief Executive
                                              Officer
                                       Dated: March 29, 2006